Exhibit 10.7

Vaxart, Inc.

Severance Benefit Plan

Participation Notice

To: John Harland

Date: June 6, 2018

Vaxart, Inc. (the “Company”) has adopted the Vaxart, Inc. Severance Benefit Plan (the “Plan”). The Company is providing you this Participation Notice to inform you that you have been designated as a Participant in the Plan. A copy of the Plan document is attached to this Participation Notice. The terms and conditions of your participation in the Plan are as set forth in the Plan and this Participation Notice, which together constitute the Summary Plan Description for the Plan.

Your Non-CiC Severance Period is 6 months.

Your CiC Severance Period is 12 months.  In addition to the amount equal to the Participant’s Severance Base Pay payable pursuant to Section 4(c)(i) of the Plan, the Participant will receive an amount equal to the product of (A) the Participant’s target annual bonus (under the Company’s annual bonus plan or program) calculated at 100% of target levels as specified in such Company bonus plan or program as in effect immediately prior to the date of the Change in Control and (B) a fraction, the numerator of which is the number of months of the Participant’s employment during the calendar year in which the Change in Control occurs and the denominator of which is twelve (12).

Please return to the Company’s head of Human Resources a copy of this Participation Notice signed by you and retain a copy of this Participation Notice, along with the Plan document, for your records.

Vaxart, Inc.

  /s/ WOUTER W. LATOUR, M.D.

(Signature)

Name: Wouter W. Latour, M.D.

Title: President & Chief Executive Officer

Participant:

 /s/ JOHN HARLAND

(Signature)

Name: John Harland

Date: Chief Financial Officer